UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

June 4, 2004
Date of Report (Date of earliest event reported)

AMERICAN EAGLE OUTFITTERS, INC.
 (Exact name of registrant as specified in its charter)

Delaware
 (State or other jurisdiction of incorporation)

0-23760	13-2721761
(Commission File Number)	(IRS Employer Identification No.)

150 Thorn Hill Drive	15086-7528
Warrendale, Pennsylvania	(Zip Code)
(Address of principal executive offices)

(724) 776-4857
 (Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 5.	Other Events and Regulation FD Disclosure.
On June 4, 2004, American Eagle Outfitters, Inc. (the "Company") through a subsidiary, Linmar Realty Company II LLC, purchased Linmar Realty Company, a related party that owns the Company's corporate headquarters and distribution center. The transaction was completed pursuant to an Agreement and Plan of Merger, dated as of June 4, 2004, a copy of which is attached to this filing as Exhibit 99.1. The terms of the agreement required a payment of $20.0 million to the former owners of Linmar Realty Company. The Company financed the purchase price through cash from operations. This transaction was approved by the Board of Directors on May 20, 2004 and was previously approved by the Audit Committee of the Company's Board of Directors, based in part upon an independent third party appraisal. The purchase price will be recorded as land and building on the consolidated balance sheet and depreciated over its anticipated useful life.

ITEM 7.	Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits

	Exhibit No.	Description
	99.1	Agreement and Plan of Merger dated June 4, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN EAGLE OUTFITTERS, INC.

Dated: June 4, 2004	By:	/s/ Dale E. Clifton
	Name:	Dale E. Clifton
Vice President - Controller and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

Exhibit 99.1	Agreement and Plan of Merger dated June 4, 2004